RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           RONNYBROOK FARM DAIRY, INC.

                UNDER SECTION 807 OF THE BUSINESS CORPORATION LAW

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      FIRST: The name of the corporation is RONNYBROOK FARM DAIRY, INC.

      SECOND: The certificate of incorporation of the corporation was filed by the Department of State on October 3, 1990.

      THIRD: The certificate of incorporation is hereby amended or changed to effect one or more of the amendments or changes authorized by the Business Corporation Law, to wit: (a) to change 100 authorized shares without par value of the corporation, all of which are issued, into 600,000 issued shares of a par value of $.001 each, the terms of the change being at the rate of 6,000 issued shares of a par value of $.001 each for each issued share without par value, and, in that connection, to reduce the stated capital of the corporation in respect of each issued share without par value to $.001 in respect of each resulting issued share of a par value of $.001 so that the aggregate stated capital of the corporation is reduced from $28,000 to $600; and to change 100 authorized shares without par value of the corporation, none of which are issued, into 600,000 unissued shares of a par value of $.001 each, the terms of the change being at the rate of 6,000 unissued shares of a par value of $.001 each for each unissued share without par value; (b) to increase the aggregate number of shares which the corporation shall have authority to issue by authorizing 8,800,000 additional shares with a par value of $.001 per share of the same class as the presently authorized shares so that the aggregate number of shares which the corporation shall have authority to issue shall be 10,000,000 shares, $.001 par value per share; (c) to specify the duration of the corporation; (d) to provide for action by the unanimous consent of members of the Board of Directors or of any committee thereof; (e) to deny preemptive rights; (f) to provide a more detailed provision addressing the personal liability of directors which sets forth the standard of care to be observed by directors in carrying out their duties; and (g) to provide an indemnification provision.

      FOURTH: To accomplish the foregoing amendments, Articles FOURTH and SIXTH of the certificate of incorporation of the corporation, relating to the corporation's capitalization and the personal liability of directors, respectively, are


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hereby amended to read as set forth in the same numbered articles of the certificate of incorporation as hereinafter restated and Article SEVENTH, a new article relating to the duration of the corporation, Article EIGHTH, a new article providing for action by the unanimous consent of members of the Board of Directors or of any committee thereof, Article NINTH, a new article denying preemptive rights and Article TENTH, a new article providing an indemnification provision are added as set forth in the certificate of incorporation of the corporation as hereinafter restated:

            "FOURTH: The aggregate number of shares which the corporation shall have authority to issue is 10,000,000, all of which are of a par value $.001 each, and all of which are of the same class.

            "SIXTH: A director of the corporation shall not be personally liable to the corporation or its shareholders for damages for any breach of duty in such capacity, except for the liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the New York Business Corporation Law.

            "SEVENTH: The duration of the corporation is to be perpetual.

            "EIGHTH: Any action required or permitted to be taken by the Board of Directors of the corporation or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of any committee thereof consent in writing to the adoption of a resolution authorizing the action.

            Any one or more members of the Board of Directors or of any committee thereof may participate in a meeting of said Board or of any such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, and participation by such means shall constitute presence in person at the meeting.

            "NINTH: No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities, or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations, and associations, and for such lawful consideration, and


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on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder. Without limiting the generality of the foregoing stated denial of any and all preemptive rights, no holder of shares of any class of the corporation shall have any preemptive rights in respect of the matters, proceedings, or transactions specified in subparagraphs (1) to (6), inclusive, of paragraph (e) of Section 622 of the Business Corporation Law.

            "TENTH: The corporation shall, to the fullest extent permitted by
Article 7 of the Business Corporation Law of the State of New York, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Article from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Article, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which any person may be entitled under any By-Law, resolution of shareholders, resolution of directors, agreement, or otherwise, as permitted by said Article, as to action in any capacity in which he served at the request of corporation."

      FIFTH: The restatement of the certificate of incorporation of the corporation herein provided for was authorized by the unanimous written consent of the holders of all of the outstanding shares of the corporation entitled to vote on the restatement of the certificate of incorporation.

      SIXTH: The text of the certificate of incorporation of the corporation is hereby restated as further amended or changed herein to read as follows:

            "FIRST: The name of the corporation is: RONNYBROOK FARM DAIRY, INC.

            "SECOND: The purpose or purposes for which it is formed are:

            To engage in any lawful act or activity for which a corporation may be organized under the Business Corporation Law, provided that the corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such approval or consent first being obtained.

            "THIRD: The office of the corporation in the State of New York shall be located in the County of Columbia.

            "FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is 10,000,000, all of which are of a par value $.001 each, and all of which are of the same class.


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            "FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him or her is c/o The Corporation, Prospect Hill Road, Ancramdale, New York 12503.

            "SIXTH: A director of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for any breach of duty in such capacity, except for the liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the New York Business Corporation Law.

            "SEVENTH: The duration of the corporation is to be perpetual.

            "EIGHTH: Any action required or permitted to be taken by the Board of Directors of the corporation or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of any committee thereof consent in writing to the adoption of a resolution authorizing the action.

            Any one or more members of the Board of Directors or of any committee thereof may participate in a meeting of said Board or of any such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, and participation by such means shall constitute presence in person at the meeting.

            "NINTH: No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities, or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations, and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder. Without limiting the generality of the foregoing stated denial of any and all preemptive rights, no holder of shares of any class of the corporation shall have any preemptive rights in respect of the matters, proceedings, or transactions specified in subparagraphs (1) to (6), inclusive, of paragraph (e) of Section 622 of the Business Corporation Law.


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            "TENTH: The corporation shall, to the fullest extent permitted by
Article 7 of the Business Corporation Law of the State of New York, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Article from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Article, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which any person may be entitled under any By-Law, resolution of shareholders, resolution of directors, agreement, or otherwise, as permitted by said Article, as to action in any capacity in which he served at the request of corporation."

      IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

Dated: February ___, 1998


                                                  /s/ Richard Osofsky
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                                                  Richard Osofsky, President


                                                  /s/ Ronald Osofsky
                                                  ------------------------------
                                                  Ronald Osofsky, Secretary


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